Exhibit 99.1
NEWS RELEASE

Company Contacts:
Investors: Frank Hopkins or Chris Paulsen
Media and Public Affairs: Susan Spratlen
(972) 444-9001
Pioneer Reports Fourth Quarter 2005 Results
Dallas, Texas, February 8, 2006 — Pioneer Natural Resources Company (NYSE:PXD) today announced financial and operating results for the quarter and year ended December 31, 2005.
For the fourth quarter of 2005, Pioneer reported net income of $141 million, or $1.08 per diluted share, an increase of 38% over net income for the same period last year of $102 million, or $.69 per diluted share. Income from continuing operations was $140 million, or $1.07 per diluted share, compared to income from continuing operations of $98 million, or $.66 per diluted share, for the same period in 2004.
Cash flow from operations for the fourth quarter was $372 million compared to $337 million for the same period in 2004. The increase in operating cash flow is attributable to higher prices for oil, gas and natural gas liquids partially offset by cost increases.
During 2005, Pioneer repurchased 20 million shares under announced share repurchase programs for $940 million, including $641 million of the $650 million share repurchase program announced on September 1 for execution during 2005. A $300 million repurchase program was concluded earlier in the year. An additional $350 million share repurchase program is expected to be initiated if the divestitures of Argentina and deepwater Gulf of Mexico assets are successful.
Fourth quarter oil and gas sales averaged 170,619 barrels oil equivalent per day (BOEPD). Fourth quarter oil sales averaged 44,609 barrels per day (BPD) and natural gas liquids sales averaged 21,421 BPD. Gas sales in the fourth quarter averaged 628 million cubic feet per day (MMcfpd). Fourth quarter reported prices for oil and natural gas liquids were $39.15 and $37.41 per barrel, respectively. The worldwide reported price for gas was $6.72 per thousand cubic feet (Mcf). North American reported gas prices averaged $8.37 per Mcf.
Fourth quarter production costs averaged $7.55 per barrel of oil equivalent (BOE). Exploration and abandonment costs were $83 million for the quarter and included $23 million of dry hole and abandonments associated primarily with an unsuccessful well in the Falcon area of the deepwater Gulf of Mexico and unsuccessful wells in Argentina, $28 million of geologic and geophysical expenses including seismic costs and $32 million of delay rentals, unproved acreage abandonments and other related costs.
For the same quarter last year, adjusted to exclude discontinued operations from asset sales, Pioneer reported oil and gas sales of 185,420 BOEPD, including oil sales of 47,459 BPD, natural gas liquids sales of 21,287 BPD and gas sales of 700 MMcfpd. Reported prices for fourth quarter 2004 were $35.96 per barrel for oil, $30.68 per barrel for natural gas liquids and $4.42 per Mcf for gas. North American gas prices averaged $5.24 per Mcf.
For the twelve months ended December 31, 2005, net income was $535 million, or $3.80 per diluted share, compared to $313 million, or $2.46 per diluted share for the prior year. Income from continuing operations was $424 million, or $3.02 per diluted share, compared to income from continuing operations of $299 million, or $2.35 per diluted share, for the same period in 2004. Cash flow from operations for 2005 was a record $1.3 billion compared to $1.1 billion in 2004.

Full year 2005 oil and gas sales averaged 175,571 BOEPD, including oil sales of 44,087 BPD, natural gas liquids sales of 19,729 BPD and gas sales of 671 MMcfpd. Reported prices for 2005 were $37.22 per barrel for oil, $32.22 per barrel for natural gas liquids and $5.66 per Mcf for gas, while North American gas prices averaged $6.88 per Mcf.
Full year 2004 oil and gas sales averaged 177,223 BOEPD, including oil sales of 44,982 BPD, natural gas liquids sales of 21,649 BPD and gas sales of 664 MMcfpd. Reported prices for 2004 were $31.60 per barrel for oil, $25.54 per barrel for natural gas liquids and $4.30 per Mcf for gas, while North American gas prices averaged $5.12 per Mcf.
Pioneer’s financial results and oil and gas hedges are outlined on the attached schedules. The Company will defer providing guidance ranges for future oil and gas production and operating and other costs until the results of the Gulf of Mexico asset divestiture are known.
Operations Update
During 2005, Pioneer drilled a total of 820 wells, 87% of which were in North America, and had 157 successful wells in the process of being completed and brought on production at the end of the year.
In 2006, Pioneer will significantly increase its drilling activities onshore North America. Most of the onshore program targets resource plays in the U.S. and Canada and includes development of existing fields as well as several pilots to test new plays. The Company will also be active throughout 2006 on two longer-term development projects approved over the last five months, the South Coast gas project offshore South Africa and the Oooguruk oil field development offshore the North Slope of Alaska. Exploration wells are currently drilling in Alaska and offshore Nigeria, and Pioneer also expects increased activity on its acreage in Tunisia this year.
Earnings Conference Call
This morning at 10:00 a.m. Eastern, Pioneer will discuss its fourth quarter financial and operating results with an accompanying presentation. The call will be webcast on Pioneer’s website, www.pxd.com. At the website, select ‘INVESTOR’ at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (800) 310-1961 (confirmation code: 6669436) to listen to the call by telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 6669436).
Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, with operations in the United States, Canada and Africa. For more information, visit Pioneer’s website at www.pxd.com.
Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties, which may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, availability of drilling equipment, Pioneer’s ability to replace reserves, implement its business plans (including its plans to complete certain asset divestments and to repurchase stock at favorable prices), or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

PIONEER NATURAL RESOURCES COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,802	$7,257
Accounts receivable, net	337,658	209,936
Inventories	79,659	40,332
Prepaid expenses	18,091	10,822
Deferred income taxes	158,878	115,206
Other current assets, net	10,716	9,872

Total current assets	623,804	393,425

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	8,813,134	8,124,616
Accumulated depletion, depreciation and amortization	(2,577,946)	(2,243,549)

Total property, plant and equipment	6,235,188	5,881,067

Deferred income taxes	—	2,963
Goodwill	311,651	320,900
Other assets, net	158,591	135,132

	$7,329,234	$6,733,487

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$345,204	$216,051
Interest payable	40,314	45,735
Income taxes payable	22,470	13,520
Deferred revenue	190,327	—
Other current liabilities	435,040	269,153

Total current liabilities	1,033,355	544,459

Long-term debt	2,058,412	2,385,950
Deferred income taxes	767,329	612,435
Deferred revenue	664,511	—
Other liabilities and minority interests	588,525	358,863
Stockholders’ equity	2,217,102	2,831,780

	$7,329,234	$6,733,487

PIONEER NATURAL RESOURCES COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues and other income:
Oil and gas	$622,207	$501,627	$2,215,677	$1,767,371
Interest and other	11,361	9,517	97,050	14,074
Gain on disposition of assets, net	57,733	69	60,496	39

	691,301	511,213	2,373,223	1,781,484

Costs and expenses:
Oil and gas production	118,449	93,400	449,320	316,107
Depletion, depreciation and amortization	136,258	150,506	568,018	556,264
Impairment of long-lived assets	—	4,859	644	39,684
Exploration and abandonments	83,080	28,517	266,751	180,750
General and administrative	33,005	25,456	124,556	80,302
Accretion of discount on asset retirement obligations	1,666	2,198	7,876	8,210
Interest	35,056	35,582	127,787	103,387
Other	45,337	22,705	112,812	33,687

	452,851	363,223	1,657,764	1,318,391

Income from continuing operations before income taxes	238,450	147,990	715,459	463,093
Income tax provision	(98,006)	(50,476)	(291,728)	(164,164)

Income from continuing operations	140,444	97,514	423,731	298,929
Income from discontinued operations, net of tax	335	4,534	110,837	13,925

Net income	$140,779	$102,048	$534,568	$312,854

Basic earnings per share:
Income from continuing operations	$1.10	$.68	$3.09	$2.39
Income from discontinued operations, net of tax	.01	.03	.81	.11

Net income	$1.11	$.71	$3.90	$2.50

Diluted earnings per share:
Income from continuing operations	$1.07	$.66	$3.02	$2.35
Income from discontinued operations, net of tax	.01	.03	.78	.11

Net income	$1.08	$.69	$3.80	$2.46

Weighted average shares outstanding:
Basic	127,243	144,249	137,110	125,156

Diluted	131,465	148,840	141,417	127,488

PIONEER NATURAL RESOURCES COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$140,779	$102,048	$534,568	$312,854
Depletion, depreciation and amortization	136,258	150,506	568,018	556,264
Impairment of long-lived assets	—	4,859	644	39,684
Exploration expenses, including dry holes	52,096	9,985	147,897	93,063
Deferred income taxes	79,303	44,377	236,586	138,877
Gain on disposition of assets, net	(57,733)	(69)	(60,496)	(39)
Loss (gain) on extinguishment of debt	—	(95)	25,975	(95)
Accretion of discount on asset retirement obligations	1,666	2,198	7,876	8,210
Discontinued operations	20	5,948	(84,098)	21,587
Interest expense	1,823	249	6,093	(12,208)
Commodity hedge related activity	30,306	(11,258)	21,237	(45,102)
Amortization of stock-based compensation	7,238	4,709	26,857	12,503
Amortization of deferred revenue	(21,817)	—	(75,773)	—
Other noncash items	11,253	10,516	22,030	17,008
Changes in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable, net	(82,760)	(28,286)	(128,015)	(73,376)
Inventories	(15,281)	(4,273)	(36,948)	(14,025)
Prepaid expenses	201	3,008	(7,504)	974
Other current assets, net	(102)	(875)	(226)	262
Accounts payable	64,822	28,023	102,116	250
Interest payable	18,842	19,973	(7,115)	5,533
Income taxes payable	3,345	377	8,950	3,372
Other current liabilities	1,677	(5,358)	(13,362)	(14,037)

Net cash provided by operating activities	371,936	336,562	1,295,310	1,051,559
Net cash provided by (used in) investing activities	(217,514)	(180,719)	84,734	(1,478,533)
Net cash provided by (used in) financing activities	(200,039)	(151,947)	(1,371,790)	414,258

Net increase (decrease) in cash and cash equivalents	(45,617)	3,896	8,254	(12,716)
Effect of exchange rate changes on cash and cash equivalents	(89)	412	3,291	674
Cash and cash equivalents, beginning of period	64,508	2,949	7,257	19,299

Cash and cash equivalents, end of period	$18,802	$7,257	$18,802	$7,257

PIONEER NATURAL RESOURCES COMPANY
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

		Three months ended		Year ended
		December 31,		December 31,
		2005	2004	2005	2004

Average Daily Sales Volumes from Continuing Operations:
Oil (Bbls) -	U.S.	28,565	25,857	25,943	24,700
	Argentina	7,564	7,662	7,869	8,534
	Canada	258	206	210	72
	Africa	8,222	13,734	10,065	11,676

	Worldwide	44,609	47,459	44,087	44,982

Natural gas liquids (Bbls) -	U.S.	19,086	19,296	17,402	19,678
	Argentina	1,854	1,537	1,824	1,546
	Canada	481	454	503	425

	Worldwide	21,421	21,287	19,729	21,649

Gas (Mcf) -	U.S.	450,286	540,294	497,068	516,294
	Argentina	140,025	128,247	137,032	121,654
	Canada	37,220	31,501	36,427	25,606

	Worldwide	627,531	700,042	670,527	663,554

Average Daily Sales Volumes from Discontinued Operations:
Oil (Bbls) -	U.S.	—	1,876	1,279	1,937
	Canada	—	50	28	65

	Worldwide	—	1,926	1,307	2,002

Natural gas liquids (Bbls) -	U.S.	—	52	65	60
	Canada	—	394	112	492

	Worldwide	—	446	177	552

Gas (Mcf) -	U.S.	—	6,166	4,136	5,545
	Canada	—	15,790	6,489	16,261

	Worldwide	—	21,956	10,625	21,806

Average Reported Prices (a):
Oil (per Bbl) -	U.S.	$32.83	$32.50	$31.09	$29.69
	Argentina	$40.80	$31.87	$36.88	$28.06
	Canada	$52.99	$50.55	$52.12	$48.37
	Africa	$59.16	$44.54	$53.00	$38.12
	Worldwide	$39.15	$35.96	$37.22	$31.60

Natural gas liquids (per Bbl) -	U.S.	$36.80	$30.25	$31.72	$25.05
	Argentina	$39.42	$33.49	$33.17	$29.91
	Canada	$53.88	$39.12	$45.79	$32.03
	Worldwide	$37.41	$30.68	$32.22	$25.54

Gas (per Mcf) -	U.S.	$8.17	$5.22	$6.83	$5.14
	Argentina	$.95	$.77	$.88	$.66
	Canada	$10.83	$5.58	$7.67	$4.72
	Worldwide	$6.72	$4.42	$5.66	$4.30

(a)	Average prices are attributable to continuing operations and include the results of hedging activities.

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
     EBITDAX and discretionary cash flow (“DCF”) (as defined below) are presented herein, and reconciled to the generally accepted accounting principle (“GAAP”) measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company’s ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company’s financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income	$140,779	$102,048	$534,568	$312,854
Depletion, depreciation and amortization	136,258	150,506	568,018	556,264
Impairment of long-lived assets	—	4,859	644	39,684
Exploration and abandonments	83,080	28,517	266,751	180,750
Loss (gain) on extinguishment of debt	—	(95)	25,975	(95)
Accretion of discount on asset retirement obligations	1,666	2,198	7,876	8,210
Interest expense	35,056	35,582	127,787	103,387
Income tax provision	98,006	50,476	291,728	164,164
Gain on disposition of assets, net	(57,733)	(69)	(60,496)	(39)
Discontinued operations	20	5,966	(84,061)	21,744
Current income taxes on discontinued operations	(328)	—	2,541	—
Commodity hedge related activity	30,306	(11,258)	21,237	(45,102)
Amortization of stock-based compensation	7,238	4,709	26,857	12,503
Amortization of deferred revenue	(21,817)	—	(75,773)	—
Other noncash items	11,253	10,516	22,030	17,008

EBITDAX (a)	463,784	383,955	1,675,682	1,371,332

Less: Cash interest expense	(33,233)	(35,333)	(121,694)	(115,595)
Current income taxes	(18,375)	(6,099)	(57,683)	(25,287)

Discretionary cash flow (b)	412,176	342,523	1,496,305	1,230,450

Less: Cash exploration expense	(30,984)	(18,550)	(118,891)	(87,844)
Changes in operating assets and liabilities	(9,256)	12,589	(82,104)	(91,047)

Net cash provided by operating activities	$371,936	$336,562	$1,295,310	$1,051,559

(a)	“EBITDAX” represents earnings before depletion, depreciation and amortization expense; impairment of long-lived assets; exploration and abandonments; gain or loss on extinguishment of debt; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on disposition of assets; noncash effects from discontinued operations; commodity hedge related activity; amortization of stock-based compensation; amortization of deferred revenue; and other noncash items.

(b)	Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.

PIONEER NATURAL RESOURCES COMPANY
SUPPLEMENTAL INFORMATION
As of February 7, 2006
Open Commodity Hedge Positions

	2006
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year	2007	2008
Average Daily Oil Production Hedged:
Swap Contracts:
Volume (Bbl)	10,000	10,000	10,000	10,000	10,000	13,000	17,000
NYMEX price (per Bbl)	$31.69	$31.69	$31.69	$31.69	$31.69	$30.89	$29.21
Collar Contracts:
Volume (Bbl)	8,500	9,000	9,500	9,500	9,129	4,500	—
NYMEX price (per Bbl):
Ceiling	$73.43	$74.63	$75.70	$75.70	$74.92	$90.43	$—
Floor	$43.82	$44.17	$44.47	$44.47	$44.25	$50.00	$—

Average Daily Gas Production Hedged:
Swap Contracts:
Volume (MMBtu)	73,710	73,790	73,880	73,984	73,842	29,195	5,000
NYMEX price (per MMBtu) (a)	$4.30	$4.30	$4.30	$4.30	$4.30	$4.30	$5.40
Collar Contracts:
Volume (MMBtu)	200,000	110,000	110,000	120,000	134,712	215,000	—
NYMEX price (per MMBtu) (a):
Ceiling	$13.95	$14.65	$14.65	$14.85	$14.45	$11.95	$—
Floor	$7.10	$6.85	$6.85	$6.85	$6.95	$6.70	$—

(a)	Approximate, based on historical differentials to index prices.
Amortization of Volumetric Production Payment Proceeds and Net Derivative Losses
(in thousands)

	2006
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year	2007	Thereafter	Total
VPP proceeds, net of transaction costs	$46,393	$46,321	$45,838	$45,527	$184,079	$175,216	$460,322	$819,617
Net hedge obligations assigned	1,556	1,565	1,558	1,569	6,248	6,016	22,957	35,221

Total deferred revenue (a)	47,949	47,886	47,396	47,096	190,327	181,232	483,279	854,838
Less net derivative losses to be recognized in pretax earnings (b)	(4,768)	30	274	(396)	(4,860)	(3,540)	(17,117)	(25,517)

Total VPP impact to pretax earnings	$43,181	$47,916	$47,670	$46,700	$185,467	$177,692	$466,162	$829,321

(a)	Deferred revenue will be amortized as increases to oil and gas revenues during the indicated future periods.

(b)	Represents the remaining pretax earnings impact of the derivatives assigned in the VPPs.